Exhibit 99.1
Verisk Analytics, Inc., Reports Second-Quarter 2017 Financial Results

•	Revenue from continuing operations grew 5.0%; organic constant currency revenue growth from continuing operations was 4.1%.

•	Income from continuing operations increased 13.3% to $121 million; EBITDA from continuing operations increased 3.7% to $254 million.

•
Diluted GAAP earnings per share (GAAP EPS) from continuing operations increased 16.1% to $0.72 versus the prior-year quarter; diluted adjusted earnings per share (adjusted EPS) from continuing operations, a non-GAAP measure, increased 12.3% to $0.82.

•	Net cash provided by operating activities was $430 million year-to-date, an increase of 11.6%. Free cash flow from continuing operations was $357 million year-to-date, an increase of 14.5%.

•
During the quarter Verisk acquired seven leading aerial imagery companies to support its Geomni business, accelerating efforts to create a unique database of property information derived from multi-tier, multi-spectral images.

•	The company repurchased $156 million of its shares in the quarter.
JERSEY CITY, N.J., August 1, 2017 — Verisk Analytics, Inc. (Nasdaq:VRSK), a leading data analytics provider, today announced results for the quarter ended June 30, 2017.
Scott Stephenson, chairman, president, and CEO, said, "Second-quarter revenue growth accelerated versus the first quarter, as we saw good progress across the board in our insurance businesses. Profitability remains strong even as we are investing in important opportunities across the verticals we serve. Of note, today we announced a group of focused acquisitions that position Verisk's Geomni business as the leading aerial imagery company in the U.S. These acquisitions and associated investments will create a proprietary database to unlock a large addressable market. Self-sourcing the images combined with our expertise in computer-vision-based imagery processing and large-scale data management, accelerates our efforts to meet the needs of our property/casualty insurance and natural resources customers with the required frequency, resolution, and coverage across the United States. We will discuss our enthusiasm for the opportunities this enhanced capability creates on tomorrow's earnings call. In addition, we continued to repurchase our shares in the quarter, an indication of our continuing optimism about the long-term outlook."
Table 1: Summary of Results (GAAP and Non-GAAP)
(in millions, except per share amounts)
Note: Continuing operations reflect the 2016 sale of the healthcare services business.
Note: Adjusted net income and adjusted EPS are non-GAAP numbers.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2017	2016	Change	2017	2016	Change
Revenues from continuing operations	$523.2	$498.3	5.0%	$1,025.8	$991.0	3.5%
Income from continuing operations	$121.0	$106.8	13.3%	$229.8	$216.5	6.2%
EBITDA from continuing operations	$254.1	$245.2	3.7%	$499.8	$493.6	1.3%
Adjusted net income from continuing operations	$138.6	$124.3	11.5%	$264.0	$251.7	4.8%
Diluted GAAP EPS from continuing operations	$0.72	$0.62	16.1%	$1.36	$1.26	7.9%
Diluted adjusted EPS from continuing operations	$0.82	$0.73	12.3%	$1.56	$1.47	6.1%
Revenue
Total revenue from continuing operations increased 5.0% in second-quarter 2017 compared with second-quarter 2016. Organic constant currency revenue growth from continuing operations was 4.1%. Insurance led the revenue growth in the quarter.

Table 2: Revenues and Revenue Growth by Category
(in millions)
Note: Continuing operations reflect the 2016 sale of the healthcare services business.

			Revenue Growth
	Three Months Ended		Three Months Ended
	June 30,		June 30, 2017
	2017	2016	Reported	Organic	Organic Constant Currency
Insurance	$191.0	$175.5	8.8%	8.1%	8.4%
Energy and specialized markets	110.3	111.1	(0.7)%	(5.4)%	0.6%
Financial services	29.3	30.6	(4.3)%	(9.6)%	(9.3)%
Decision Analytics	330.6	317.2	4.2%	1.7%	4.0%

Industry-standard insurance programs	148.1	138.6	6.9%	4.5%	4.5%
Property-specific rating and underwriting information	44.5	42.5	4.7%	4.1%	4.1%
Risk Assessment	192.6	181.1	6.4%	4.4%	4.4%

Revenues from continuing operations	$523.2	$498.3	5.0%	2.6%	4.1%

			Revenue Growth
	Six months ended		Six months ended
	June 30,		June 30, 2017
	2017	2016	Reported	Organic	Organic Constant Currency
Insurance	$369.6	$347.0	6.5%	6.0%	6.2%
Energy and specialized markets	216.6	224.0	(3.3)%	(6.9)%	(0.7)%
Financial services	57.6	59.1	(2.4)%	(5.2)%	(4.9)%
Decision Analytics	643.8	630.1	2.2%	0.4%	2.8%

Industry-standard insurance programs	293.7	276.0	6.4%	4.5%	4.5%
Property-specific rating and underwriting information	88.3	84.9	4.1%	3.4%	3.4%
Risk Assessment	382.0	360.9	5.9%	4.3%	4.3%

Revenues from continuing operations	$1,025.8	$991.0	3.5%	1.8%	3.3%

Decision Analytics segment revenue from continuing operations grew 4.2% in the second quarter of 2017 and 4.0% in organic constant currency terms.

•
Insurance category revenue increased 8.8%. Organic revenue, excluding recent acquisitions and currency effects, increased 8.4% in the quarter. Growth was led by strong performance in underwriting and catastrophe modeling solutions, with good growth in claims analytics. Loss quantification also contributed to growth in the quarter.

•
Energy and specialized markets category revenue declined 0.7%. Organic revenue, excluding recent acquisitions and currency effects, increased 0.6%, as the energy business's end market has been stabilizing. The environmental health and safety solutions business declined modestly in the quarter.

•
Financial services category revenue decreased 4.3% in the quarter. Organic revenue, excluding recent acquisitions and currency effects, decreased 9.3% in the quarter due to several contract completions in 2016 discussed previously. Media effectiveness solutions saw strong growth in the quarter.

Risk Assessment segment revenue grew 6.4% in the second quarter of 2017 and 4.4% in organic constant currency terms.

•
Revenue growth in industry-standard insurance programs was 6.9%. Organic revenue, excluding recent acquisitions and currency effects, increased 4.5% in the quarter, resulting primarily from the annual effect of growth in 2017 invoicing effective from January 1 and growth from new solutions.

•
Property-specific rating and underwriting information revenue grew 4.7% in the second quarter. Organic revenue, excluding recent acquisitions and currency effects, increased 4.1% in the quarter. Growth was driven by increased subscription revenue from existing customers.

Expenses, Income, and EBITDA
Cost of revenues from continuing operations increased 8.5% compared with second-quarter 2016. The year-over-year increase was primarily due to salaries and benefits to support innovation and business growth and from acquisitions.
Selling, general, and administrative expense, or SG&A, from continuing operations increased 4.3% in the quarter due to salaries and acquisition-related costs.
Income from continuing operations increased 13.3% to $121 million. EBITDA from continuing operations increased 3.7% to $254 million.

•
The 0.1% increase in Decision Analytics EBITDA from continuing operations to $141 million was the result of increased revenue, offset by costs to support future anticipated revenue, acquisition-related costs, and currency effects.

•	Second-quarter 2017 EBITDA in Risk Assessment increased 8.5% to $113 million as a result of revenue growth and good expense management.
Earnings Per Share
Diluted GAAP EPS from continuing operations was $0.72 for second-quarter 2017, an increase of 16.1% compared with the same period in 2016. Diluted adjusted EPS from continuing operations was $0.82 for second-quarter 2017, an increase of 12.3%. Diluted adjusted EPS from continuing operations increased because of organic growth in the business, and lower interest expense, provision for income taxes, share count. The increases were partially offset by higher depreciation and amortization expense of fixed assets.
Cash Flow
Net cash provided by operating activities from continuing operations was $430 million for the six months ended June 30, 2017, an increase of 11.6%. Capital expenditures from continuing operations increased 40.5% to $73 million and were 7.1% of revenues for the six months ended June 30, 2017. Free cash flow from continuing operations was $357 million year-to-date, an increase of 14.5%.
Net cash provided by operating activities from continuing operations represented 187.0% of income from continuing operations. Free cash flow from continuing operations represented 71.5% of EBITDA from continuing operations for the six months ended June 30, 2017.
Share Repurchases and Financing Activities
The company repurchased 2.0 million shares at an average price of $79.73 for a total cost of $156 million in the quarter. At June 30, 2017, the company had $376 million remaining under its share repurchase authorization.
Conference Call
Verisk’s management team will host a live audio webcast on Wednesday, August 2, 2017, at 8:30 a.m. EDT (5:30 a.m. PDT, 1:30 p.m. BST) to discuss the financial results and business highlights. All interested parties are invited to listen to the live event via webcast on the Verisk investor website at http://investor.verisk.com. The discussion is also available through dial-in number 1-877-755-3792 for U.S./Canada participants or 512-961-6560 for international participants.
A replay of the webcast will be available for 30 days on the Verisk investor website and also through the conference call number 1-855-859-2056 for U.S./Canada participants or 404-537-3406 for international participants using conference ID #7319815.
About Verisk Analytics
Verisk Analytics (Nasdaq:VRSK) is a leading data analytics provider serving customers in insurance, natural resources, and financial services. Using advanced technologies to collect and analyze billions of records, Verisk Analytics draws on unique data assets and deep domain expertise to provide first-to-market innovations that are integrated into customer workflows. Verisk offers predictive analytics and decision support solutions to customers in rating, underwriting, claims, catastrophe and weather risk, global risk analytics, natural resources intelligence, economic forecasting, and many other fields. Around the world, Verisk Analytics helps customers protect people, property, and financial assets.

Headquartered in Jersey City, N.J., Verisk Analytics operates in 27 countries and is a member of Standard & Poor’s S&P 500® Index. In 2017, Forbes magazine named Verisk Analytics to its America’s Best Mid-Size Employers list and, in 2016, to its World’s Most Innovative Companies list. Verisk is one of only six companies to appear on both lists. For more information, please visit www.verisk.com.
Contact:
Investor Relations
David Cohen
AVP, Investor Relations and Strategic Finance
Verisk Analytics, Inc.
201-469-2174
david.e.cohen@verisk.com
Media
Rich Tauberman
MWWPR (for Verisk Analytics)
202-600-4546
rtauberman@mww.com
Forward-Looking Statements
This release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “target,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.
Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Verisk’s quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K filed with the Securities and Exchange Commission. If any of these risks or uncertainties materialize or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.
Notes Regarding the Use of Non-GAAP Financial Measures
The company has provided certain non-GAAP financial information as supplemental information regarding its operating results. These measures are not in accordance with, or an alternative for, U.S. GAAP and may be different from non-GAAP measures reported by other companies. The company believes that its presentation of non-GAAP measures, such as organic constant currency revenue, EBITDA, EBITDA margin, adjusted net income from continuing operations, adjusted EPS, and free cash flow, provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the company’s management uses these measures for reviewing the financial results of the company and for budgeting and planning purposes.
Our operating results reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which we transact change in value over time compared to the U.S. dollar; accordingly, we present certain constant currency financial information to provide a framework to assess how our businesses performed excluding the impact of foreign currency exchange rate fluctuations. We use the term “constant currency” to present results that have been adjusted to exclude foreign currency impact. Foreign currency impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. dollar. This impact is calculated by translating comparable prior period year results at the currency exchange rates used in the current period, rather than the exchange rates in effect during the prior period.

EBITDA is a financial measure that management uses to evaluate the performance of our segments. In all periods shown here and going forward, the company defines “EBITDA” as net income from continuing operations before interest expense, provision for income taxes, and depreciation and amortization expense.
Although securities analysts, lenders, and others frequently use EBITDA in their evaluation of companies, EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our statement of cash flow reported under U.S. GAAP. Management uses EBITDA in conjunction with traditional U.S. GAAP operating performance measures as part of its overall assessment of company performance. Some of these limitations are as follows:

•	EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments.

•	EBITDA does not reflect changes in, or cash requirements for, our working capital needs.

•
Although depreciation and amortization are noncash charges, the assets being depreciated and amortized often will have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.

•	Other companies in our industry may calculate EBITDA differently than we do, limiting the usefulness of their calculations as comparative measures.
See Table 3, below, for a reconciliation of EBITDA to income from continuing operations, Table 4 for a reconciliation of adjusted net income to income from continuing operations, and Table 5 for a reconciliation of free cash flow from continuing operations to net cash provided by operating activities.
Table 3: Segment Results Summary and EBITDA Reconciliation
(in millions)
Note: Continuing operations reflect the 2016 sale of the healthcare services business.

	Three Months Ended
	June 30, 2017			June 30, 2016
	DA	RA	Total	DA	RA	Total
Revenues	$330.6	$192.6	$523.2	$317.2	$181.1	$498.3
Cost of revenues	(135.6)	(58.1)	(193.7)	(123.4)	(55.0)	(178.4)
SG&A	(57.7)	(21.1)	(78.8)	(54.1)	(21.5)	(75.6)
Depreciation and amortization of fixed and intangible assets	(47.5)	(8.2)	(55.7)	(46.0)	(7.1)	(53.1)
Investment income and others, net	3.4	—	3.4	0.9	—	0.9
Interest expense	N/A	N/A	(28.5)	N/A	N/A	(31.5)
Provision for income tax	N/A	N/A	(48.9)	N/A	N/A	(53.8)
Income from continuing operations	N/A	N/A	121.0	N/A	N/A	106.8
plus: Interest expense	N/A	N/A	28.5	N/A	N/A	31.5
plus: Provision for income tax	N/A	N/A	48.9	N/A	N/A	53.8
plus: Depreciation and amortization	47.5	8.2	55.7	46.0	7.1	53.1
EBITDA from continuing operations	$140.7	$113.4	$254.1	$140.6	$104.6	$245.2

Income from continuing operations margin	N/A	N/A	23.1%	N/A	N/A	21.4%
EBITDA from continuing operations margin	42.6%	58.9%	48.6%	44.3%	57.7%	49.2%

	Six Months Ended
	June 30, 2017			June 30, 2016
	DA	RA	Total	DA	RA	Total
Revenues	$643.8	$382.0	$1,025.8	$630.1	$360.9	$991.0
Cost of revenues	(263.6)	(113.0)	(376.6)	(245.0)	(106.7)	(351.7)
SG&A	(113.9)	(40.8)	(154.7)	(106.4)	(40.2)	(146.6)
Depreciation and amortization of fixed and intangible assets	(94.9)	(16.9)	(111.8)	(94.8)	(14.1)	(108.9)
Investment income and others, net	5.7	(0.4)	5.3	1.0	(0.1)	0.9
Interest expense	N/A	N/A	(56.9)	N/A	N/A	(63.5)
Provision for income tax	N/A	N/A	(101.3)	N/A	N/A	(104.7)
Income from continuing operations	N/A	N/A	229.8	N/A	N/A	216.5
plus: Interest expense	N/A	N/A	56.9	N/A	N/A	63.5
plus: Provision for income tax	N/A	N/A	101.3	N/A	N/A	104.7
plus: Depreciation and amortization	94.9	16.9	111.8	94.8	14.1	108.9
EBITDA from continuing operations	$272.0	$227.8	$499.8	$279.7	$213.9	$493.6

Income from continuing operations margin	N/A	N/A	22.4%	N/A	N/A	21.8%
EBITDA from continuing operations margin	42.2%	59.6%	48.7%	44.4%	59.3%	49.8%

Table 4: Adjusted Net Income from Continuing Operations Reconciliation
(in millions, except per share amounts)
Note: Continuing operations reflect the 2016 sale of the healthcare services business.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2017	2016	Change	2017	2016	Change
Income from continuing operations	$121.0	$106.8	13.3%	$229.8	$216.5	6.2%
plus: Amortization of intangible assets	23.9	23.8		46.2	47.7
less: Income tax effect on amortization of intangible assets	(6.3)	(6.3)		(12.0)	(12.5)
Adjusted net income from continuing operations	$138.6	$124.3	11.5%	$264.0	$251.7	4.8%

Basic adjusted EPS from continuing operations	$0.84	$0.74	13.5%	$1.59	$1.50	6.0%
Diluted adjusted EPS from continuing operations	$0.82	$0.73	12.3%	$1.56	$1.47	6.1%

Weighted average shares outstanding (in millions)
Basic	164.9	168.3		165.7	168.4
Diluted	168.3	171.2		169.2	171.3

Table 5: Free Cash Flow Reconciliation
(in millions)

	Six Months Ended
	June 30,
	2017		2016		Change
Net cash provided by operating activities		$429.8		$385.1	11.6%
less: Net cash provided by operating activities from discontinued operations		—		(21.4)	(100.0)%
Capital expenditures	$(72.5)		$(62.2)		16.6%
less: Capital expenditures from discontinued operations	—		10.6		(100.0)%
less: Capital expenditures from continuing operations		(72.5)		(51.6)	40.5%
Free cash flow from continuing operations		$357.3		$312.1	14.5%
Attached Financial Statements
Please refer to the full Form 10-Q filing for the complete financial statements and related notes.

VERISK ANALYTICS, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of June 30, 2017, and December 31, 2016

	2017	2016

	(In millions, except for share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$140.7	$135.1
Available-for-sale securities	3.6	3.4
Accounts receivable, net of allowance for doubtful accounts of $4.3 and $3.4, respectively	266.4	263.9
Prepaid expenses	39.2	28.9
Income taxes receivable	52.1	49.3
Other current assets	20.8	20.3
Total current assets	522.8	500.9
Noncurrent assets:
Fixed assets, net	403.5	380.3
Intangible assets, net	1,052.0	1,010.8
Goodwill	2,733.8	2,578.1
Deferred income tax assets	16.4	15.6
Other assets	170.2	145.5
Total assets	$4,898.7	$4,631.2
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$161.4	$184.0
Short-term debt and current portion of long-term debt	126.8	106.8
Deferred revenues	449.0	330.8
Total current liabilities	737.2	621.6
Noncurrent liabilities:
Long-term debt	2,276.6	2,280.2
Deferred income taxes, net	337.5	322.2
Other liabilities	81.5	74.8
Total liabilities	3,432.8	3,298.8
Commitments and contingencies
Stockholders’ equity:
Common stock, $.001 par value; 2,000,000,000 shares authorized; 544,003,038 shares issued and 164,521,185 and 166,915,772 shares outstanding, respectively	0.1	0.1
Additional paid-in capital	2,153.8	2,121.6
Treasury stock, at cost, 379,481,853 and 377,087,266 shares, respectively	(3,144.3)	(2,891.4)
Retained earnings	2,982.7	2,752.9
Accumulated other comprehensive losses	(526.4)	(650.8)
Total stockholders’ equity	1,465.9	1,332.4
Total liabilities and stockholders’ equity	$4,898.7	$4,631.2

VERISK ANALYTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
For the Three and Six Months Ended June 30, 2017 and 2016

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

	(In millions, except for share and per share data)
Revenues	$523.2	$498.3	$1,025.8	$991.0
Expenses:
Cost of revenues (exclusive of items shown separately below)	193.7	178.4	376.6	351.7
Selling, general and administrative	78.8	75.6	154.7	146.6
Depreciation and amortization of fixed assets	31.8	29.3	65.6	61.2
Amortization of intangible assets	23.9	23.8	46.2	47.7
Total expenses	328.2	307.1	643.1	607.2
Operating income	195.0	191.2	382.7	383.8
Other income (expense):
Investment income and others, net	3.4	0.9	5.3	0.9
Interest expense	(28.5)	(31.5)	(56.9)	(63.5)
Total other expense, net	(25.1)	(30.6)	(51.6)	(62.6)
Income from continuing operations before income taxes	169.9	160.6	331.1	321.2
Provision for income taxes	(48.9)	(53.8)	(101.3)	(104.7)
Income from continuing operations	121.0	106.8	229.8	216.5
Discontinued operations
Income from discontinued operations	—	254.7	—	256.5
Provision for income taxes from discontinued operations	—	(99.7)	—	(118.6)
Income from discontinued operations	—	155.0	—	137.9
Net income	$121.0	$261.8	$229.8	$354.4
Basic net income per share:
Income from continuing operations	$0.73	$0.64	$1.39	$1.29
Income from discontinued operations	—	0.92	—	0.81
Basic net income per share	$0.73	$1.56	$1.39	$2.10
Diluted net income per share:
Income from continuing operations	$0.72	$0.62	$1.36	$1.26
Income from discontinued operations	—	0.91	—	0.81
Diluted net income per share	$0.72	$1.53	$1.36	$2.07
Weighted average shares outstanding:
Basic	164,922,237	168,296,318	165,682,614	168,375,034
Diluted	168,314,296	171,218,782	169,232,579	171,349,833

VERISK ANALYTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
For the Six Months Ended June 30, 2017 and 2016

	2017	2016

	(In millions)
Cash flows from operating activities:
Net income	$229.8	$354.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed assets	65.6	68.3
Amortization of intangible assets	46.2	53.6
Amortization of debt issuance costs and original issue discount	2.1	2.5
Allowance for doubtful accounts	0.8	1.3
KSOP compensation expense	—	8.2
Stock based compensation	15.4	16.5
Gain on sale of discontinued operations	—	(269.4)
Realized loss on available-for-sale securities, net	—	0.3
Deferred income taxes	(0.1)	6.1
Loss on disposal of fixed assets, net	—	0.8
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	6.3	21.2
Prepaid expenses and other assets	(18.2)	(6.6)
Income taxes	(3.3)	61.7
Accounts payable and accrued liabilities	(16.6)	(26.4)
Deferred revenues	111.0	92.6
Other liabilities	(9.2)	—
Net cash provided by operating activities	429.8	385.1
Cash flows from investing activities:
Acquisitions, net of cash acquired of $4.0 and $1.0, respectively	(109.8)	(6.2)
Proceeds from sale of discontinued operations	—	719.4
Escrow funding associated with acquisition	(12.5)	—
Capital expenditures	(72.5)	(62.2)
Purchases of available-for-sale securities	(0.2)	(0.1)
Proceeds from sales and maturities of available-for-sale securities	0.3	0.3
Other investing activities, net	—	(0.6)
Net cash (used in) provided by investing activities	(194.7)	650.6
Cash flows from financing activities:
Proceeds (repayment) of short-term debt, net	20.0	(870.0)
Payment of debt issuance costs	(0.5)	—
Repurchases of common stock	(266.1)	(116.4)
Proceeds from stock options exercised	22.4	16.3
Net share settlement of restricted stock awards	(2.9)	(2.9)
Other financing activities, net	(5.7)	(3.5)
Net cash used in financing activities	(232.8)	(976.5)
Effect of exchange rate changes	3.3	(1.1)
Increase in cash and cash equivalents	5.6	58.1
Cash and cash equivalents, beginning of period	135.1	138.3
Cash and cash equivalents, end of period	$140.7	$196.4
Supplemental disclosures:
Income taxes paid	$105.7	$149.6
Interest paid	$54.7	$62.9
Noncash investing and financing activities:
Promissory note received for sale of discontinued operations	$—	$82.9
Equity interest received for sale of discontinued operations	$—	$8.4
Deferred tax liability established on date of acquisition	$8.0	$0.3
Capital lease obligations	$0.5	$0.6
Capital expenditures included in accounts payable and accrued liabilities	$2.3	$1.6